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                                                                  EXHIBIT 11.1
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                                                 ASPECT DEVELOPMENT, INC.
                                            COMPUTATION OF NET INCOME PER SHARE
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA; UNAUDITED)

                                                          Three months ended         Nine months ended
                                                             September 30,             September 30,
                                                        ---------------------      --------------------
                                                          1997         1996         1997           1996
                                                        -------       -------      -------       -------
Common Stock:
        Weighted average common stock
        outstanding during the period                    12,849        11,791       12,578         9,174

Common Stock Equivalents:
        Net effect of dilutive options and
        warrants based upon treasury stock
        method                                            1,507         1,970        1,511         1,663

Convertible preferred stock                                                                        1,229

Stock related to SAB No. 64 and 83                                                                   274
                                                        -------       -------      -------       -------
Shares used in per share computations                    14,356        13,761       14,089        12,340
                                                        =======       =======      =======       =======

Net income                                              $ 1,690       $ 1,020      $ 4,003       $ 1,572
                                                        =======       =======      =======       =======

Net income per share                                    $  0.12       $  0.07      $  0.28       $  0.13
                                                        =======       =======      =======       =======
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